CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 26, 2013 with respect to the financial statements and financial highlights of the Madison Mosaic Equity Trust (including the Investors Fund, Dividend Income Fund, Mid-Cap Fund, Disciplined Equity Fund, and NorthRoad International Fund) appearing in the December 31, 2012 Annual Report to Shareholders on Form N-CSR of Madison Mosaic Equity Trust and the Madison Mosaic Income Trust (including the Government Fund, Core Bond Fund, Institutional Bond Fund, and Investment Grade Corporate Bond Fund) appearing in the December 31, 2012 Annual Report to Shareholders on Form N-CSR of Madison Mosaic Income Trust.  We have issued our report dated November 14, 2012 with respect to the financial statements and financial highlights of the Madison Mosaic Tax Free Trust (including the Virginia Tax-Free Fund and Tax-Free National Fund) appearing in the September 30, 2012 Annual Report to Shareholders on Form N-CSR of Madison Mosaic Tax Free Trust.  The financial statements and financial highlights for the above mentioned trusts are incorporated by reference in this Post-Effective Amendment No. 43 to the Registration Statement No. 333-29511 of the Madison Funds on Form N-1A (the Registration Statement). We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
July 8, 2013